BWX Technologies Announces Fourth Quarter and Full Year 2016 Results
- 2016 EPS of $1.76 (Year over Year Increases of 34% [GAAP] and 24% [non-GAAP])
- Full Year Consolidated Revenue Growth of 9.5% Over the Prior Year
- Record Consolidated Backlog of $4.0 Billion and Record NOG Backlog of $3.5 Billion
- Completed Acquisition of GE-Hitachi Nuclear Energy Canada Inc.
- Announces Quarterly Dividend of $0.09 per share
- Issues 2017 EPS Guidance of $1.85 to $1.95

Lynchburg, VA - February 27, 2017 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") today reported fourth quarter 2016 revenues of $403.9 million, 11% growth compared to $363.9 million in the fourth quarter of 2015. GAAP earnings per share (EPS) for the fourth quarter of 2016 were $0.34 compared to $0.00 in the fourth quarter of 2015. Adjusted (non-GAAP) EPS from continuing operations for the fourth quarter of 2016 were $0.46 compared to $0.38 in the fourth quarter of 2015. A reconciliation of non-GAAP results is detailed in Exhibit 1. Unless stated otherwise, the results of operations discussed in this release are on a continuing operations basis and exclude the results of operations from our former Power Generation business, which are included as part of discontinued operations in the attached financial statements.

GAAP EPS for the full year 2016, which include a $0.14 per share impact of non-cash, mark-to-market loss for pension and other post-retirement benefits, increased to $1.76 compared to $1.31 in 2015. Adjusted EPS for the full year 2016 increased 24% to $1.76 versus adjusted EPS of $1.42 in the prior year. In the fourth quarter of 2016, we adopted new stock compensation accounting rules retrospectively, which resulted in $0.02 per share of additional earnings through reduced provision for income taxes during the nine months ended September 30, 2016.

"BWXT closed an outstanding 2016 with an exciting fourth quarter, successfully delivering on our commitments to our customers and our shareholders," said Mr. John A. Fees, Executive Chairman. "We completed the high-quality, strategic acquisition of GE-Hitachi Nuclear Energy Canada Inc., which is now called BWXT Nuclear Energy Canada Inc. With the provincial government's strong commitment to nuclear energy and a low-carbon energy portfolio, we expect to expand the Nuclear Energy business's product and service offering to the Canadian nuclear market and we believe the Canadian refurbishment activities offer significant long-term growth opportunities to BWXT. Our Nuclear Operations business continued to produce near record results and our Nuclear Energy business achieved a 20.3% operating profit margin for the year, which was an 11.8% adjusted operating profit margin when the impact of a reversal of a $16.1 million loss contingency is excluded. Lastly, we continued to increase return to shareholders by repurchasing $293 million of BWXT stock in 2016, increasing our dividend by 50%, and outperforming the market (S&P 500) by more than 1,500 basis points.”

Fourth Quarter 2016 Results of Operations
The Company’s consolidated GAAP operating income for the fourth quarter of 2016 was $45.8 million compared to GAAP operating income of $9.6 million in the fourth quarter of 2015. Adjusted (non-GAAP) operating income for the fourth quarter of 2016 was $71.8 million compared to adjusted (non-GAAP)

operating income of $62.1 million in the fourth quarter of 2015. The increase in GAAP and non-GAAP operating income compared to the prior year period was driven by increases in our Nuclear Operations and Nuclear Energy segments’ operating income.

Nuclear Operations segment revenues increased approximately 10.3% to $331.5 million in the fourth quarter of 2016 compared to $300.4 million in the same quarter of 2015 due to increased activity in component manufacturing. Nuclear Operations operating income was a near record $76.6 million in the fourth quarter of 2016, almost 17% higher than the $65.5 million in the prior year period.

Revenues from our Nuclear Energy segment grew 18.7% to $49.5 million in the fourth quarter of 2016 compared to $41.7 million in the prior year period, primarily due to higher volume in the equipment business related to the Bruce Power refurbishment activities. Nuclear Energy's operating income was $3.6 million in the fourth quarter of 2016, ahead of the prior year period operating income of $1.6 million.

Technical Services segment revenues reached $25.4 million in the fourth quarter of 2016 compared to $22.4 million in the same quarter of 2015 due to increased management and operations activity at certain sites. Consistent with expectations, Technical Services operating income decreased to $1.8 million in the fourth quarter of 2016 from $2.6 million in the prior year period due to increased business development costs, finishing the year within our previously provided guidance range.

"BWXT accomplished several key strategic initiatives this year and we are excited about the upcoming prospects for all of our segments as we head into 2017," said Mr. Fees. "Our Nuclear Operations business has a record backlog and several near-term organic growth opportunities related to options that the Navy is considering for expansion of their submarine and aircraft carrier fleet. Our Nuclear Energy segment is positioned for long-term growth as it supports ongoing outage work and the refurbishment activities at Ontario Power Generation and Bruce Power. Furthermore, the addition of BWXT Nuclear Energy Canada to our Canadian Nuclear Energy business is expected to open up new growth opportunities in CANDU fuel, equipment and services. We continue to invest in a robust pipeline of opportunities in the Technical Service segment, and we intend to begin restoring that business to higher levels of profitability over the next few years. Lastly, we remain committed to our balanced capital allocation approach and continue to evaluate opportunities for acquired growth and strategic investments."

Liquidity and Debt
The Company had net cash from operating activities of $147.4 million in the fourth quarter of 2016 compared with net cash from operating activities of $96.3 million in the fourth quarter of 2015. At the end of the fourth quarter, the Company’s cash and investments position, net of restricted cash, was $149.2 million.

As of December 31, 2016, outstanding balances under our credit facility included $285.0 million on our original term loan, $246.0 million term loans made available to us through the September amendment, and letters of credit issued under the facility totaling $154.9 million. As a result, the Company has $245.1 million of remaining availability under our credit facility, taking into account the additional capacity provided by the amendment. The remaining availability excludes the additional $250 million accordion provision.

Share Repurchases
During 2016, the Company paid a total of $293 million to repurchase shares, including $200 million for an accelerated share repurchase (ASR) that we entered into during the third quarter. As of December 31, 2016, $43.0 million remained under our current $300 million share repurchase authorization.  On February 24, 2017, our Board of Directors authorized the repurchase of up to $150 million of additional shares over a three year period ending on February 24, 2020.

Quarterly Dividend
On February 24, 2017, our Board of Directors declared a quarterly cash dividend of $0.09 per common share within restrictions allowed due to the recent ASR. The dividend will be payable on March 29, 2017, to shareholders of record on March 10, 2017.

Outlook
The Company expects to achieve consolidated revenues between $1.60 billion and $1.70 billion in 2017. Adjusted earnings per share for 2017 are expected to be between $1.85 and $1.95, which excludes mark-to-market adjustments for pension and post-retirement benefits. The Company also expects the following for 2017:

•
Nuclear Operations revenues near the record level achieved in 2016 reflecting the record Naval Nuclear Propulsion Program backlog, and expected operating margin in the high teens with potential for upside

•	Corporate unallocated spend of $15 to $20 million

•	Effective tax rate is expected to be in the range of 32% to 34%

•
An increase in capital expenditures to a range of $95 million to $105 million in order to support future Columbia-Class work, growth in missile tube production, and preparations for possible increases in the build rates of Virginia-Class submarines.

•	Depreciation and amortization of $55 to $60 million

Beyond 2017, we anticipate an EPS CAGR in the low double digits over the next 3-5 years based upon our robust organic growth strategy and remaining balance sheet capacity. Starting with the quarter ending March 31, 2017, we will report our results in the following three business segments:

•
Nuclear Services Group (NSG) - The NSG segment comprises BWXT Technical Services Group, Inc. (TSG) and our U.S. nuclear service business, BWXT Nuclear Energy, Inc. (BWXT NE). The latter includes our portfolio of work in advanced reactors for space and terrestrial power applications.

•	Nuclear Power Group (NPG) - The NPG segment comprises BWXT Canada Ltd. and the recently acquired BWXT Nuclear Energy Canada Inc. (BWXT NEC) businesses.

•	Nuclear Operations Group (NOG) - This segment remains unchanged from our current Nuclear Operations segment.

Conference Call to Discuss Fourth Quarter 2016 Results

Date:            Tuesday, February 28, 2017, at 8:30 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues, anticipated benefits of the acquisition of GE-Hitachi Nuclear Energy Canada Inc., management’s plans and expectations for our Nuclear Energy segment and Canadian Nuclear Energy business, potential growth opportunities in our Nuclear Operations segment, management’s intentions for our Technical Services business, as well as our outlook and guidance for 2017. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog.  If one or more of these risks or other risks materialize, actual results may vary materially from those expressed.  For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,000 employees, BWXT has nine major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at a dozen U.S. Department of Energy and two National Aeronautics and Space Administration (NASA) facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President, Investor Relations		Communications Director
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

	Three Months Ended December 31, 2016
	GAAP	Pension & OPEB MTM (Gain) / Loss	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Executive Restructuring	Non-GAAP

Operating Income	$45.8	$21.5	$—	$—	$4.5	$71.8
Other Income / (Expense)	(2.3)	(0.2)	(0.1)	—	—	$(2.6)
Income Tax (Expense) / Benefit	(9.3)	(7.1)	0.6	(5.0)	(1.6)	$(22.5)
Net Income (Loss)	34.2	14.2	0.5	(5.0)	2.8	46.7
Net Loss Attributable to Non-Controlling Interest	(0.2)	—	—	—	—	(0.2)
Net Income (Loss) Attributable to BWXT	$34.0	$14.2	$0.5	$(5.0)	$2.8	46.5

Diluted Shares Outstanding	100.5					100.5
Diluted Earnings per Common Share	$0.34	$0.14	$0.00	$(0.05)	$0.03	$0.46

Tax Rate	21.4%					32.5%

	Three Months Ended December 31, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Impairment (Gains) / Changes	One Time Tax (Benefit) / Charges	Non-GAAP

Operating Income	$9.6	$52.5	$—	$—	$62.1
Other Income / (Expense)	(5.4)	—	2.9	—	$(2.5)
Income Tax (Expense) / Benefit	(3.6)	(18.5)	(1.0)	4.2	$(18.9)
Net Income (Loss)	0.6	34.0	1.9	4.2	40.7
Net Loss Attributable to Non-Controlling Interest	(0.2)	—	—	—	(0.2)
Net Income (Loss) Attributable to BWXT	$0.4	$34.0	$1.9	$4.2	40.5

Diluted Shares Outstanding	107.4				107.4
Diluted Earnings per Common Share	$0.00	$0.32	$0.02	$0.04	$0.38

Tax Rate	86.2%				31.7%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

	Twelve Months Ended December 31, 2016
	GAAP	Pension & OPEB MTM (Gain) / Loss	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Executive Restructuring	Non-GAAP

Operating Income	$239.3	$21.5	$—	$—	$13.9	$—	$—	$4.5	$279.2
Other Income / (Expense)	18.0	(0.2)	(9.3)	(13.6)	—	(1.6)	—	—	$(6.6)
Income Tax (Expense) / Benefit	(73.7)	(7.1)	3.4	—	(5.6)	—	(5.0)	(1.6)	$(89.6)
Net Income (Loss)	183.6	14.2	(5.9)	(13.6)	8.3	(1.6)	(5.0)	2.8	182.9
Net Loss Attributable to Non-Controlling Interest	(0.6)	—	—	—	—	—	—	—	(0.6)
Net Income (Loss) Attributable to BWXT	$183.1	$14.2	$(5.9)	$(13.6)	$8.3	$(1.6)	$(5.0)	$2.8	182.3

Diluted Shares Outstanding	103.8								103.8
Diluted Earnings per Common Share	$1.76	$0.14	$(0.06)	$(0.13)	$0.08	$(0.02)	$(0.05)	$0.03	$1.76

Tax Rate	28.6%								32.9%

Nuclear Energy Segment Operating Profit Margin	20.3%				(8.5%)				11.8%

	Twelve Months Ended December 31, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$205.9	$54.7	$42.6	$—	$—	$(65.7)	$237.5
Other Income / (Expense)	15.1	—	—	2.9	—	(29.1)	$(11.0)
Income Tax (Expense) / Benefit	(80.4)	(19.2)	(12.2)	(1.0)	7.7	31.6	$(73.5)
Net Income (Loss)	140.6	35.4	30.4	1.9	7.7	(63.2)	152.9
Net Loss Attributable to Non-Controlling Interest	0.1	—	—	—	—	—	0.1
Net Income (Loss) Attributable to BWXT	$140.8	$35.4	$30.4	$1.9	$7.7	$(63.2)	153.1

Diluted Shares Outstanding	107.6						107.6
Diluted Earnings per Common Share	$1.31	$0.33	$0.28	$0.02	$0.07	$(0.59)	$1.42

Tax Rate	36.4%						32.5%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2016	2015
	(In thousands)
Current Assets:
Cash and cash equivalents	$125,641	$154,729
Restricted cash and cash equivalents	6,130	15,364
Investments	14,517	3,476
Accounts receivable – trade, net	135,950	153,326
Accounts receivable – other	25,221	22,444
Contracts in progress	356,793	265,770
Other current assets	29,319	32,185
Total Current Assets	693,571	647,294
Property, Plant and Equipment	922,641	846,936
Less accumulated depreciation	622,955	578,092
Net Property, Plant and Equipment	299,686	268,844
Investments	9,013	6,070
Goodwill	210,788	168,434
Deferred Income Taxes	194,464	181,359
Investments in Unconsolidated Affiliates	42,854	32,088
Intangible Assets	114,748	58,328
Other Assets	14,691	12,981
TOTAL	$1,579,815	$1,375,398

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2016	2015
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$27,370	$15,000
Accounts payable	99,983	74,130
Accrued employee benefits	81,793	67,603
Accrued liabilities – other	72,105	44,947
Advance billings on contracts	147,148	138,558
Accrued warranty expense	11,477	13,542
Total Current Liabilities	439,876	353,780
Long-Term Debt	497,724	278,259
Accumulated Postretirement Benefit Obligation	19,059	20,418
Environmental Liabilities	81,711	60,239
Pension Liability	357,049	358,512
Other Liabilities	33,986	24,555
Commitments and Contingencies
Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 124,149,609 and 122,813,135 shares at December 31, 2016 and December 31, 2015, respectively	1,241	1,228
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	22,018	22,732
Retained earnings	885,117	739,350
Treasury stock at cost, 24,858,809 and 17,515,757 shares at December 31, 2016 and December 31, 2015, respectively	(762,169)	(498,346)
Accumulated other comprehensive income	3,811	752
Stockholders’ Equity – BWX Technologies, Inc.	150,018	265,716
Noncontrolling interest	392	13,919
Total Stockholders’ Equity	150,410	279,635
TOTAL	$1,579,815	$1,375,398

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$403,860	$363,938	$1,550,573	$1,415,529
Costs and Expenses:
Cost of operations	289,469	299,751	1,074,529	1,027,437
Research and development costs	1,364	1,538	6,407	10,537
Losses (gains) on asset disposals and impairments, net	12	385	(43)	382
Selling, general and administrative expenses	70,012	55,025	216,486	207,761
mPower framework agreement	—	—	30,000	—
Income related to litigation proceeds	—	—	—	(65,728)
Special charges for restructuring activities	—	—	—	16,608
Costs to spin-off the Power Generation business	—	—	—	25,987
Total Costs and Expenses	360,857	356,699	1,327,379	1,222,984
Equity in Income of Investees	2,820	2,368	16,069	13,396
Operating Income	45,823	9,607	239,263	205,941
Other Income (Expense):
Interest income	118	69	651	30,331
Interest expense	(3,067)	(3,388)	(8,393)	(10,181)
Other – net	628	(2,078)	25,747	(5,026)
Total Other Income (Expense)	(2,321)	(5,397)	18,005	15,124
Income from continuing operations before provision for income taxes and noncontrolling interest	43,502	4,210	257,268	221,065
Provision for Income Taxes	9,328	3,627	73,656	80,416
Income from continuing operations before noncontrolling interest	34,174	583	183,612	140,649
Income (loss) from discontinued operations, net of tax	—	(893)	—	(9,203)
Net Income	$34,174	$(310)	$183,612	$131,446
Net (Income) Loss Attributable to Noncontrolling Interest	(182)	(205)	(555)	19
Net Income Attributable to BWX Technologies, Inc.	$33,992	$(515)	$183,057	$131,465
Amounts Attributable to BWX Technologies, Inc.’s Common Shareholders:
Income from continuing operations, net of tax	$33,992	$378	$183,057	$140,774
Income (loss) from discontinued operations, net of tax	—	(893)	—	(9,309)
Net Income Attributable to BWX Technologies, Inc.	$33,992	$(515)	$183,057	$131,465
Earnings per Common Share:
Basic:
Income from continuing operations	$0.34	$0.00	$1.79	$1.32
Income (loss) from discontinued operations	—	(0.01)	—	(0.09)
Net Income Attributable to BWX Technologies, Inc.	$0.34	$0.00	$1.79	$1.23
Diluted:
Income from continuing operations	$0.34	$0.00	$1.76	$1.31
Income (loss) from discontinued operations	—	(0.01)	—	(0.09)
Net Income Attributable to BWX Technologies, Inc.	$0.34	$0.00	$1.76	$1.22
Shares used in the computation of earnings per share:
Basic	99,259,419	105,954,347	102,471,788	106,703,145
Diluted	100,537,794	107,427,889	103,840,738	107,583,022

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2016	2015
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$183,612	$131,446
Non-cash items included in net income from continuing operations:
Depreciation and amortization	50,554	78,621
Income of investees, net of dividends	(1,017)	1,947
Losses on asset disposals and impairments	(43)	26,441
Gain on deconsolidation of Generation mPower LLC	(13,571)	—
Impairment of investments	—	2,140
Provision for (benefit from) deferred taxes	(7,231)	(38,493)
Recognition of (gains) losses for pension and postretirement plans	22,940	54,105
Stock-based compensation and thrift plan expense	15,371	31,699
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	28,570	40,094
Accounts payable	19,549	(23,985)
Contracts in progress and advance billings on contracts	(60,473)	57,174
Income taxes	13,216	(6,991)
Accrued and other current liabilities	18,542	(5,533)
Pension liability, accrued postretirement benefit obligation and employee benefits	(21,057)	(32,877)
Other, net	(9,112)	19,369
NET CASH PROVIDED BY OPERATING ACTIVITIES	239,850	335,157
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	9,234	3,595
Purchases of property, plant and equipment	(52,634)	(68,335)
Acquisition of businesses, net of cash acquired	(117,780)	—
Purchases of securities	(18,648)	(13,466)
Sales and maturities of securities	9,261	6,456
Proceeds from asset disposals	43	63
Investments, net of return of capital, in equity method investees	(9,165)	(200)
NET CASH USED IN INVESTING ACTIVITIES	(179,689)	(71,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Credit Agreement	539,500	177,350
Repayments under Credit Agreement	(305,906)	(177,350)
Payment of debt issuance costs	(682)	(4,893)
Repurchase of common shares	(292,997)	(69,747)
Dividends paid to common shareholders	(37,370)	(34,479)
Exercise of stock options	18,323	7,319
Cash paid for shares withheld to satisfy employee taxes	(9,254)	(4,597)
Cash divested in connection with spin-off of Power Generation business	—	(307,562)
Other	(511)	(464)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(88,897)	(414,423)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(352)	(7,087)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS	(29,088)	(158,240)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	154,729	312,969
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$125,641	$154,729
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$6,512	$6,647
Income taxes (net of refunds)	$66,291	$117,753
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$8,724	$6,741

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations	$331,458	$300,403	$1,269,272	$1,179,896
Technical Services	25,381	22,373	97,219	83,807
Nuclear Energy	49,461	41,682	189,159	155,032
Adjustments and Eliminations	(2,440)	(520)	(5,077)	(3,206)
TOTAL	$403,860	$363,938	$1,550,573	$1,415,529

SEGMENT INCOME:
Nuclear Operations	$76,617	$65,523	$268,503	$257,400
Technical Services	1,820	2,614	16,495	18,089
Nuclear Energy	3,640	1,590	38,484	1,669
Other	(1,330)	(1,934)	(6,398)	(13,949)
SUBTOTAL	80,747	67,793	317,084	263,209
Unallocated Corporate	(13,456)	(5,693)	(26,353)	(25,747)
mPower Framework Agreement	—	—	(30,000)	—
Income Related to Litigation Proceeds	—	—	—	65,728
Special Charges for Restructuring Activities	—	—	—	(16,608)
Cost to Spin-off Power Generation Business	—	—	—	(25,987)
Mark to Market Adjustment	(21,468)	(52,493)	(21,468)	(54,654)
TOTAL	$45,823	$9,607	$239,263	$205,941

DEPRECIATION AND AMORTIZATION:
Nuclear Operations	$8,296	$9,995	$34,364	$38,836
Technical Services	4	4	16	15
Nuclear Energy	2,252	1,615	7,197	6,551
Other	—	—	—	550
Corporate	2,912	1,997	8,977	11,211
TOTAL	$13,464	$13,611	$50,554	$57,163

CAPITAL EXPENDITURES:
Nuclear Operations	$19,726	$10,991	$43,546	$35,658
Technical Services	—	—	—	—
Nuclear Energy	359	2,285	3,630	6,482
Other	—	—	—	—
Corporate	1,684	2,606	5,458	14,701
TOTAL	$21,769	$15,882	$52,634	$56,841

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations	$3,485,216	$2,311,113	$3,485,216	$2,311,113
Technical Services	4,771	3,842	4,771	3,842
Nuclear Energy	492,793	335,333	492,793	335,333
TOTAL	$3,982,780	$2,650,288	$3,982,780	$2,650,288

BOOKINGS:
Nuclear Operations	$833,879	$160,118	$2,442,167	$710,878
Technical Services	17,693	20,491	93,329	84,934
Nuclear Energy	14,821	34,039	215,156	228,984
TOTAL	$866,393	$214,648	$2,750,652	$1,024,796